Exhibit 99.1

Continental Resources Announces Pricing Of $1.7 Billion Offering Of New Senior Notes Due 2024 And 2044

OKLAHOMA CITY, May 12, 2014 /PRNewswire/ — Continental Resources, Inc. (NYSE: CLR) (“Continental” or the “Company”) announced today the pricing of its private placement of $1.0 billion of new 3.800% senior unsecured notes due 2024 and $700.0 million of new 4.900% senior unsecured notes due 2044. The 2024 notes were sold at 99.644% of par, resulting in a yield to maturity of 3.843% with respect to the 2024 notes. The 2044 notes were sold at 99.717% of par, resulting in a yield to maturity of 4.918% with respect to the 2044 notes. The offering is expected to close on May 19, 2014, subject to customary closing conditions. Continental intends to use the net proceeds from this offering to repay in full amounts outstanding under its revolving credit facility, to finance the redemption of its 8 1⁄4% senior notes due 2019 and for general corporate purposes.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The senior unsecured notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A and non-U.S. persons under Regulation S.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, returns, budgets, costs, business strategy, objectives, and cash flow, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable and based on reasonable assumptions, no assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements described under Part I, Item 1A. Risk Factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, registration statements and other reports filed from time to time with the Securities and Exchange Commission (“SEC”), and other announcements the Company makes from time to time.

The Company cautions readers that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for, and development, production, and sale of, crude oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling, completion and production equipment and services and transportation infrastructure, environmental risks, drilling and other operating risks, lack of availability and security of computer-based systems, regulatory changes, the uncertainty inherent in estimating crude oil and natural gas reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, and the other risks described under Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company, or persons acting on its behalf, may make.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Continental Resources

Continental Resources (NYSE: CLR) is a Top 10 independent oil producer in the United States. Based in Oklahoma City, Continental is the largest leaseholder and producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company also has significant positions in Oklahoma, including its recently discovered SCOOP play and the Northwest Cana play. With a focus on the exploration and production of oil, Continental is on a mission to unlock the technology and resources vital to American energy independence. In 2014, the Company will celebrate 47 years of operation. For more information, please visit www.CLR.com.

Investor Contact:	Media Contact:
John Kilgallon	Kristin Miskovsky
Vice President, Investor Relations	Vice President, Public Relations
405-234-9330	405-234-9480
John.Kilgallon@CLR.com	Kristin.Miskovsky@CLR.com